EXHIBIT 99.1
                                                                    ------------

Val Heusinkveld                               Amy Childress
Extended Systems                              Extended Systems Media Relations
208-322-7575, ext. 6276                       208-287-6083
val.heusinkveld@extendedsystems.com           amy.childress@extendedsystems.com

            EXTENDED SYSTEMS REPORTS FIRST QUARTER FINANCIAL RESULTS COMPANY BREAKS EVEN ON 4% REVENUE GROWTH OVER SAME QUARTER LAST YEAR

BOISE, Idaho--(November 3, 2004)--Extended Systems Incorporated (NASDAQ: XTND), a leading provider of mobile application solutions for the enterprise, todaY reported net revenue of $7.846 million for the first quarter of fiscal 2005 ended September 30, 2004, an increase of 4% over net revenue of $7.555 million in the first quarter of fiscal 2004 and essentially flat as compared to net revenue of $7.817 million in the fourth quarter of fiscal 2004.

The Company reported net income of $47,000, or breakeven per share, for the first quarter of fiscal 2005, compared to a net loss of $1.436 million, or ($0.10) per share, in the first quarter last year, and a net loss of $188,000, or ($0.01) per share in the fourth quarter of fiscal 2004. Income from operations was $202,000 in the first fiscal quarter of 2005 compared to a loss from operations of $1.499 million in the first quarter of the prior year and income from operations of $116,000 in the fourth quarter of fiscal 2004. Cash and cash equivalents were $7.121 million as of September 30, 2004, compared to $7.225 million as of June 30, 2004 and $7.811 million at September 30, 2003.

The Company indicated that first quarter financial results have not been reviewed by a registered independent public accounting firm, which is contrary to the Company's customary practice. On October 28th, Extended Systems announced that its registered independent public accounting firm, Deloitte & Touche LLP ("Deloitte"), had informed the Company they are not independent and cannot perform audit and quarterly review services for the fiscal year ending June 30, 2005. The Audit Committee of the Company's Board of Directors had previously selected Deloitte as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2005. Deloitte advised the Company of its acceptance of this appointment effective October 1, 2004. However, a formal engagement letter had not been executed between the Company and Deloitte. The Company has not yet engaged another independent accounting firm to replace Deloitte although it has initiated discussions with several candidates.

"We are very pleased to report income from operations in our first quarter of fiscal 2005," said Charles Jepson, president and CEO. "The first quarter is normally our weakest revenue quarter due to the lack of business activity in Europe during the summer months. Focusing our resources on those areas with the greatest growth potential, combined with strong expense discipline, resulted in first quarter profitability," Jepson continued.

"Our enterprise mobility product line delivered the strongest growth this quarter, increasing revenues 17% over the year-ago quarter. Enterprises are increasingly investing in business-critical mobile applications for business advantage and we are seeing growing demand from our installed customer base in addition to new successes with Global 2000 companies," said Jepson. "Revenue growth from new channels, including wireless operators, is beginning to materialize with notable wins of mobile email for enterprise customers through partners Orange, O2 and T-Systems this quarter," he added.

OTHER HIGHLIGHTS
INCLUDED:

     o Released OneBridge Mobile Secure, the newest module to its award-winning OneBridge Mobile Solutions Platform. OneBridge Mobile Secure provides robust "on device" encryption capabilities while enabling IT departments to extend corporate security policies to virtually any mobile device including PDA's, smartphones, laptops and tablet PC's.

     o Shipped a new release of OneBridge Mobile Solutions Platform. Notable new features include increased synchronization performance to support enterprise-wide mobile application deployments, enhanced administrative monitoring and control, mobile Web Services capabilities, and expanded device support.

     o Licensed ExtendConnect Mobile Suite, a complete, out-of-the-box PC-to-handset synchronization solution to NEC America, a leading provider of innovative communications products, solutions and services, to be used with the NEC 232E+ High Definition Mobile++ (HDM(TM)) handset. The NEC 232E HDM marks the first mid-tier-priced, GSM(TM)/EDGE handset from NEC.

     o Received the Handango Champion Award in the Best Business Application category for its XTNDConnect PC Phone Sync software. The Handango Champion Awards are designed to recognize exceptional mobile applications delivering the highest value to customers.

     o Licensed XTNDConnect PC to Laplink Software, a provider of PC remote access and synchronization products, in connection with the launch of a new version of their PDAsync product.

BUSINESS OUTLOOK
The Company said that it expects net revenue in the second fiscal quarter of 2005 to range between $7.5 million and $8.5 million, compared with $7.8 million for the first quarter of fiscal 2005 and $8.5 million in the year-ago second quarter. The Company expects operating expenses, including cost of license fees and royalties and cost of services, in a range of $8.0 million to $8.2 million for the second quarter. The Company currently expects operating results ranging between a loss of ($500,000) and income of $300,000, and net results ranging between a ($0.04) per share loss and $.01 per share net income. This outlook assumes basic and diluted outstanding shares of 15.1 million.

CONFERENCE CALL
Extended Systems will hold a conference call today at 5 p.m. Eastern time to discuss its quarterly financial results, business highlights and outlook. Those wishing to participate should call 877-407-9205 (International dial 201-689-8054) at approximately 4:50 p.m. Eastern time. At this time, management may answer questions concerning business and financial developments and trends, management's current view on revenue and earnings forecasts and other business and financial matters affecting Extended Systems.

A simultaneous live webcast and replay of the call will be available on the Extended Systems web site at www.extendedsystems.com/q1call and at www.vcall.com. A replay of the call will also be available by telephone through November 5, 2004 at 877-660-6853 (International dial 201-612-7415), account number 1628 and conference ID number 122585.

ABOUT EXTENDED SYSTEMS
Extended Systems provides the expertise, strategy and solutions to help enterprise organizations streamline their business processes through mobile technology. The Company's OneBridge mobile solutions suite enables companies to mobilize critical enterprise applications such as e-mail, field service, sales force automation (SFA), enterprise resource planning (ERP) and customer relationship management (CRM). Extended Systems has more than 2,500 enterprise customers worldwide and key alliance relationships. Founded in 1984, Extended Systems has offices and subsidiaries in the United States and worldwide. For more information, call 1-800-235-7576 or visit the Company web site.

                                       ###

This press release contains forward-looking statements, including statements relating to the Company's position as a leading provider of mobile application solutions for the enterprise; the Company's engagement of an independent accounting firm; future demand for our products and revenue growth from new channels; the Company's ongoing relationship with Laplink Software; and expected revenue, operating expenses, operating loss or income, and net loss or income per share for the second quarter of fiscal 2005. These statements are subject to risks and uncertainties. These risks and uncertainties include the success of the Company's customer relationships and other key business relationships, the limited number of independent public accounting firms in the Company's geographic markets with relevant experience, the uncertainty about whether independent public accounting firms are accepting new clients due to the resource shortages related to Sarbanes-Oxley Sections 404 compliance reviews, overall economic conditions and the level of information technology spending by existing and potential customers, the timing of purchases by significant customers, the perceived and realized benefits of mobile devices, the acceptance of specific industry-wide standards and protocols, the timely development and acceptance of new products and technologies, the risks associated with development of new products and product enhancements, the impact of competitive products and pricing, the risks associated with international sales and operations and other risks as detailed from time-to-time in the Company's SEC filings, including its 2004 Annual Report on Form 10-K filed on September 29, 2004.

EXTENDED SYSTEMS INCORPORATED

CONSOLIDATED BALANCE SHEET DATA
(IN THOUSANDS, EXCEPT PAR VALUE PER SHARE AMOUNTS)
(UNAUDITED)

                                                         SEPT 30,    JUNE 30,
                                                           2004        2004
                                                         --------    --------
ASSETS
Current:
    Cash and cash equivalents..........................  $  7,121    $  7,225
    Receivables, net of allowances of $469 and $446....     6,939       6,772
    Prepaid and other..................................     1,318       1,449
                                                         --------    --------


        Total current assets...........................    15,378      15,446
Property and equipment, net............................     4,212       4,331
Construction in Progress...............................       783         384
Goodwill...............................................    12,489      12,489
Intangibles, net.......................................       502         576
Other long-term assets.................................       128         130
                                                         --------    --------

        Total assets...................................  $ 33,492    $ 33,356
                                                         ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current:
    Accounts payable...................................    $1,152      $1,664
    Accrued expenses...................................     4,245       3,531
    Deferred revenue...................................     3,624       3,569
    Accrued restructuring..............................        40         116
    Current portion of long-term debt..................       217         325
    Current portion of capital leases..................        24          25
                                                         --------    --------

        Total current liabilities......................     9,302       9,230
                                                         --------    --------

Non-current:
    Long-term debt.....................................     4,800       4,800
    Capital leases.....................................        12          17
    Other long-term liabilities........................       153         153
                                                         --------    --------

        Total non-current liabilities..................     4,965       4,970
                                                         --------    --------

        Total liabilities..............................  $ 14,267    $ 14,200


Stockholders' equity:
    Preferred Stock; $0.001 par value per share,
     5,000 shares authorized; no shares issued or
     outstanding.......................................       --          --
    Common stock; $0.001 par value per share,
     75,000 shares authorized; 15,098 and 15,078
     shares issued and outstanding.....................        15          15
    Additional paid-in capital.........................    48,045      48,005
    Treasury stock; $0.001 par value per share,
    -4- and 0 common shares............................       --          --
    Accumulated deficit................................   (27,087)    (27,134)
    Unamortized stock-based compensation...............       (64)       (231)
    Accumulated other comprehensive loss...............    (1,684)     (1,499)
                                                         --------    --------

        Total stockholders' equity.....................    19,225      19,156
                                                         --------    --------

        Total liabilities and stockholders' equity.....  $ 33,492    $ 33,356
                                                         ========    ========

EXTENDED SYSTEMS INCORPORATED

CONSOLIDATED STATEMENT OF OPERATIONS DATA
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)
                                                          THREE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                           2004        2003
                                                         --------    --------
Revenue:
    License fees and royalties.........................  $  5,801    $  5,771
    Services and other.................................     2,045       1,784
                                                         --------    --------

         Total net revenue.............................  $  7,846     $ 7,555

Costs and expenses:
    Cost of license fees and royalties.................        67          82
    Cost of services and other.........................       885       1,103
    Amortization of purchased technology...............        74         189
    Research and development...........................     1,710       1,668
    Marketing and sales................................     3,384       3,194
    General and administrative.........................     1,376       1,181
    Restructuring charges..............................       --        1,068
    Patent litigation fees, license and settlement.....       --          569
    Non-cash stock compensation........................       148         --
                                                         --------    --------

        Total costs and expenses.......................     7,644       9,054
        Income (loss) from operations..................       202      (1,499)
Other income, net......................................         3          60
Interest expense.......................................      (133)        (34)
                                                         --------    --------

        Income (loss) before income taxes..............        72      (1,473)
Income tax provision                                           25           4
                                                         --------    --------

        Income (loss) from continuing operations.......        47      (1,477)


Income from discontinued operations, net of tax........       --           41
                                                         --------    --------
        Net income (loss)..............................  $     47    $ (1,436)
                                                         ========    ========



Earnings (loss) per share from continuing operations:
    Basic .............................................     $0.00      $(0.11)
    Diluted............................................     $0.00      $(0.11)

Earnings per share from discontinued operations:
    Basic .............................................     $0.00      $ 0.01
    Diluted............................................     $0.00      $ 0.01

Earnings (loss) per share:
    Basic .............................................     $0.00      $(0.10)
    Diluted............................................     $0.00      $(0.10)

Number of shares used in per share calculations:
    Basic .............................................    15,089      14,011
    Diluted............................................    15,317      14,011